Exhibit 10.2

AMENDMENT TO LICENSE AGREEMENT

AMENDMENT TO LICENCE AGREEMENT dated November 23, 2009, between Neohydro Technologies Corp., hereinafter collectively referred to as “Licensee” and Gene Peckover, a Sole Proprietor and Genes Vettes of Lynden , a Washington corporation, hereinafter collectively referred to as "Licensor”.

WHEREAS, the parties desire to amended the agreement entered into between them on June 8, 2009 (the “Agreement”);

WHEREAS, the parties have not completed the performance of all of the terms and conditions of said Agreement; and,

WHEREAS, the parties desire to now amend said Agreement in order to modify certain terms of the Agreement..

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed that the Agreement dated the 8th day of June 2009 is amend in the following particulars:

Section 2.1, 4.1, and Exhibit B of the Agreement is deleted in its entirety and the following is substituted therefore:

2.1. Except as set forth in paragraph 3 of this Agreement, and subject to the provisions of paragraphs 2.2 and 4 below, Licensor hereby grants to Licensee an exclusive license during the Term of this Agreement in the territory of Canada, European Union, Scandinavia, mutually agreed areas of the USA, and other such territories that shall be mutually agreed upon to market, sell, and distribute Licensor Technology (“License”) unless otherwise stated herein:

(a)	The License Price for the License, shall be allocated as set out in Exhibit B; and

4.1. Licensor hereby grants to Licensee an exclusive license during the Term of this Agreement in the territory of Canada, European Union, Scandinavia, and mutually agreed areas of the USA.  Other territories shall be mutually agreed upon to market, sell, and distribute Licensor Technology as mutually agreed upon.  There are no other Restrictions.

EXHIBIT B

LICENSE PRICE

As per this Agreement and the License Price, the Licensee and Licensor accept and agree to the following terms:

1)	To purchase and have operational One Demonstration Unit by September 30, 2010.
2)	To sell at least 3 units by December 31, 2011.
3)	To sell at least 25 units by December 31, 2012.
4)	To sell at least 200 units by December 31, 2013.
5)	To sell at least 500 units by December 31, 2014.

All other provisions of the Agreement dated the 8th day of June 2009 shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to Agreement has been duly executed by the parties this 14th day of July 2010.

Licensee

Neohydro Technologies Corp.

MICHAEL KULCHESKI
By: Michael Kulcheski

Licensor

Genes Vettes of Lynden

GENE PECKOVER
By: Gene Peckover, Sole Proprietor, as President of Genes Vettes to be incorporated